Exhibit 21


Tupperware Corporation
Active Subsidiaries as of
March 10, 1997


The following subsidiaries are wholly-owned by the Registrant or another subsidiary of the Registrant.

   Subsidiary                                Location

Cook Insurance Co., Ltd.                     Bermuda
Deerfield Land Corporation                   Delaware
Tupperware Finance Holding Company B.V.      Netherlands
Tupperware Finance Company B. V.             Netherlands
Tupperware Financial Corporation             Delaware
Tupperware Services, Inc.                    Delaware
Dart Industries Inc.                         Delaware
Tupperware Far East, Inc.                    Delaware
Tupperware Polska Sp.zo.o                    Poland
Tupperware Turkey, Inc.                      Delaware
Dart Far East Sdn. Bhd.                      Malaysia
Dart Argentina S.A.                          Argentina
Dart de Venezuela, C.A.                      Venezuela
Tupperware Colombia S.A.                     Colombia
Dart do Brasil Industria e Comercio Ltda.    Brazil
Daypar Participacoes Ltda                    Brazil
Academia Negocios S/C Ltda.                  Brazil
Adota Artigos Domesticos Ltda.               Brazil
Tupperware Hellas, S.A.I.C.                  Greece
Tupperware Israel Ltd.                       Israel
Tupperware Espana, S.A.                      Spain
Tupperware Belgium N.V.                      Belgium
Tupperware France S.A.                       France
Tupperware Deutschland G.m.b.H.              Germany
Tupperware Del Ecuador Tupperware Cia. Ltda. Ecuador
Dart Industries G.m.b.H.                     Austria
Dart Industries Hong Kong Limited            Hong Kong
Tupperware India Private Limited             India
Tupperware Asia Pacific Holdings
  Private Limited                            Mauritius
Tupperware China, Inc.                       Delaware
Tupperware (China) Company Limited           PRC
Tupperware Nederland Properties B.V.         Netherlands
Tupperware Nederland B.V.                    Netherlands
Tupperware Southern Africa
   (Proprietary) Limited                     South Africa
Tupperware East Africa Limited               Kenya
Dart Industries (New Zealand) Limited        New Zealand
Tupperware Italia S.p.A.                     Italy
Dart (Philippines), Inc.                     Philippines
Tupperware Realty Corporation                Philippines
Dart, S.A. de C.V.                           Mexico
Servicios Especializados de
   Arrendamiento en Latinoamerica
   S.A. de C.V                               Mexico
Asociacion Nacional Mexico                   Mexico
Tupperware (Suisse) S.A.                     Switzerland
Dartco Manufacturing Inc.                    Delaware
Tupperware Industria Lusitana de
   Artigos Domesticos, Lda.                  Portugal
Tupperware (Portugal) Artigos
   Domesticos, Lda.                          Portugal
Premiere Products, Inc.                      Delaware
Exportadora Lerma, S.A. de C.V.              Mexico
Tupperware General Services N.V.             Belgium
Premiere Manufacturing, Inc.                 Delaware
Premiere Korea Ltd.                          Korea
Tupperware U.S., Inc.                        Delaware
Tupperware Distributors, Inc.                Delaware
Tupperware Factors Inc.                      Delaware
Tupperware Canada Inc.                       Canada
Japan Tupperware Co., Ltd.                   Japan
Tupperware Australia Pty. Ltd.               Australia
Dart Staff Superannuation Fund Pty Ltd.      Australia
Tupperware Commercial Ltd.                   Hungary
Orlando Sociedad Comercializadora Limitada   Chile
Importadora Y Distribuidora
   Importupp Limitada                        Chile
Tupperware Czech Republic, spol. s.r.o.      Czech Republic
Tupperware Iberica S.A.                      Spain
Tupperware Singapore Pte. Ltd.               Singapore
Tupperware (Thailand) Limited                Thailand
Tupperware Uruguay S.A.                      Uruguay
Dart Executive Pension Fund Limited          United Kingdom
Dart Pension Fund Limited                    United Kingdom
Tupperware Home Parties Corporation          Delaware
Tupperware U.K. Holdings, Inc.               Delaware
Dart Industries Limited                      United Kingdom
Premark Scandinavia A/S                      Denmark
The Tupperware Foundation                    Deleware